UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒  Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

CYBRA CORPORATION

(Name of Registrant as Specified in its Charter)

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CYBRA CORPORATION

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Time and Date	10:00 a.m. Eastern Time, on Wednesday, July 21, 2010

Place	Snow Becker Krauss P.C.
605 Third Avenue, 25th Floor
New York, New York 10158

Item of Business	•
To authorize an amendment to the CYBRA Corporation Certificate of Incorporation to authorize the Corporation to issue 10,000,000 shares of preferred stock, $0.001 par value per share, and to authorize the Board of Directors to establish classes and series of such preferred shares having such designations, relative rights, preferences and limitations as the Board of Directors may fix.

Our Board of Directors recommends a vote FOR such amendment to the Corporation’s Certificate of Incorporation.

Record Date	You are entitled to vote if you were a shareholder as of the close of business on June 11, 2010.

Voting	We urge you to read this information statement and vote your shares at the Special Meeting. However, we are not asking you for a proxy and you are requested not to send us a proxy.

By Order of the Board of Directors

Harold L. Brand
Chairman and Chief Executive Officer

This Notice of Special Meeting of Shareholders and Information Statement are first being distributed on or about June 28, 2010.

Important Notice Regarding the Availability of Materials for the
Special Meeting to be held on July 21, 2010:

This Notice of Special Meeting and Information Statement are available at http://www.cybra.com.

CYBRA CORPORATION One Executive Boulevard Yonkers, New York 10701 914.963.6600 INFORMATION STATEMENT FOR A SPECIAL MEETING OF SHAREHOLDERS JULY 21, 2010

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

QUESTIONS AND ANSWERS ABOUT
THE SPECIAL MEETING

Why am I receiving these materials?

We sent you this information statement because we are holding a Special Meeting of Shareholders at 10:00 a.m. Eastern Time, on July 21, 2010, at the offices of Snow Becker Krauss P.C., 605 Third Avenue, 25th Floor, New York, New York 10158. This information statement provides information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) for the purpose of assisting you in voting your shares.

How can I obtain CYBRA’s Form 10-K?

A copy of our 2009 Annual Report on Form 10-K is available via our website at www.cybra.com, or via the SEC’s website at www.sec.gov.  Shareholders may also obtain a copy of our Form 10-K free of charge upon written request to CYBRA Corporation, Attention: Secretary, One Executive Boulevard, Yonkers, New York 10701.  We will furnish any exhibit to the 2009 Form 10-K if specifically requested.

What items of business will be voted on at the Special Meeting?

●
The authorization of an amendment of our Certificate of Incorporation to authorize us to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share, and to authorize our Board of Directors to establish classes and series of such preferred shares having such designations, relative rights, preferences and limitations as the Board of Directors may fix.

How does the Board recommend I vote?

●	Our Board recommends that you vote FOR the authorization of the amendment of our Certificate of Incorporation.

What shares can I vote?

Our only class of stock outstanding is common stock, par value $0.001 per share (“Common Stock”).  Each share of Common Stock outstanding as of the close of business on the record date, June 11, 2010, is entitled to one vote on all items of business at the Special Meeting.  You may vote all shares you owned at that time, which may be (1) shares held directly in your name as the shareholder of record and (2) shares held for you as beneficial owner through a broker, trustee or other nominee, such as a bank.  On the record date, there were 14,745,364 shares of Common Stock outstanding and entitled to vote.  The number of shares of Common Stock outstanding on the record date includes shares of Common Stock issued in payment of accrued and unpaid interest of our 8% Convertible Debentures due April 10, 2009.  There were 100 shareholders of record on the record date.  The closing bid price of the Common Stock for that date, as quoted on the OTC Bulletin Board, was $0.59.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most shareholders hold their shares through a broker or other nominee rather than directly in their own names.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, Island Stock Transfer, you are considered to be, with respect to those shares, a shareholder of record, and this information statement is being sent directly to you by CYBRA. You may have stock certificates for those shares or they may be registered in book-entry form under the direct registration system.  As the shareholder of record, you have the right to vote in person at the Special Meeting or to grant a proxy to a third party to vote your shares for you. However, we are not asking you for a proxy and you are requested not to send us a proxy.

Beneficial Owner

If your shares are held in a brokerage account or by a trustee or nominee, you are considered to be the beneficial owner of shares held in street name, and this information statement is being forwarded to you together with a voting instruction form by the broker, trustee or nominee or an agent hired by the broker, trustee or nominee.  As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the Special Meeting.

As a beneficial owner is not the shareholder of record, you may not vote these shares directly at the Special Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Special Meeting.  Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares in person at the Special Meeting?

Shares held in your name as the shareholder of record may be voted on a ballot that we will provide to you at the Special Meeting.  Shares held beneficially in street name may be voted on a ballot only if you bring a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

What is the quorum required in order to conduct business at the Special Meeting?

A majority of the shares outstanding at the record date must be present at the Special Meeting in order to establish the quorum necessary to hold the meeting and conduct business.  Shares are counted as “present” at the Special Meeting if the shareholder attends the meeting in person or is represented at the meeting by proxy.

What is the voting requirement to authorize the amendment of the Certificate of Incorporation and how are votes counted?

●	The affirmative vote by holders of a majority of the shares of Common Stock outstanding is required for the authorization of the amendment of our Certificate of Incorporation.

Who will count the votes?

We will appoint two individuals to act as inspectors of election to tabulate the votes cast at the Special Meeting.

Where can I find the voting results of the Special Meeting?

We expect to announce preliminary voting results at the Special Meeting and publish final results in a current report on Form 8-K, which will be filed within four business days after the meeting date. You can access that Form 8-K, and all of our other reports filed with the SEC, at our website, www.cybra.com, or at the SEC’s website, www.sec.gov.

Is a list of shareholders entitled to vote at the Special Meeting available?

The list of shareholders of record as of the record date will be available at the Special Meeting for the purpose of determining the shareholders that have the right to vote at the Special Meeting.

PROPOSAL 1. AMENDMENT OF CERTIFICATE OF INCORPORATION

AMENDMENT OF CERTIFICATE OF INCORPORATION

The purpose of the Special Meeting is to authorize an amendment of our Certificate of Incorporation to authorize us to issue 10,000,000 shares of preferred stock, $0.001 par value per share.  The terms of the preferred stock are summarized under Description of Securities—Preferred Stock below. The complete text of the amendment of our Certificate of Incorporation is appended to this information statement as Exhibit A.

On June 11, 2010, our Board of Directors, believing it to be in the best interests of CYBRA and our shareholders, approved, and recommended that our shareholders approve, the amendment of our Certificate of Incorporation.  Under the terms of the preferred stock, our Board of Directors will have the right to fix and determine all classes and series of preferred stock, including their designations, preferences, voting rights, dividends, and other terms and variations from time to time.  The Board of Directors has proposed the authorization of this “blank check” preferred stock in order to enhance our flexibility to attract future financing, to develop our business and to improve our ability to acquire assets in the future.  The authorization of the preferred stock will provide us with increased flexibility by providing more shares of another type of security in addition to our Common Stock, as it will allow preferred stock to be available for issuance without immediate dilution to our existing Common Stock.

More specifically, we have agreed with certain holders of our 8% Convertible Debentures (“Debentures”) that if the amendment of our Certificate of Incorporation is approved, we will issue shares of Series A 10% Convertible Preferred Stock (“Series A Preferred Stock”) to them in exchange for their Debentures.  The terms of the proposed exchange, together with a description of the Series A Preferred Stock, are described under “Exchange of Debentures for Preferred Stock” below.

In connection with the Securities Exchange Agreements described under “Exchange of Debentures for Preferred Stock” below, Harold L. Brand, our Chairman and Chief Executive Officer, has agreed to vote in favor of the amendment of our Certificate of Incorporation. Mr. Brand owned 50.4% of our outstanding shares of Common Stock on the record date. Since Mr. Brand owned more than a majority of our outstanding shares on the record date and he has agreed to vote to approve the amendment, we believe the amendment will be approved at the Special Meeting.

DESCRIPTION OF SECURITIES

General

We are currently authorized to issue 100,000,000 shares of Common Stock, $0.001 par value, and 2,000 shares of preferred stock, $1.00 par value. There are 14,745,364 shares of Common Stock outstanding, and no shares of preferred stock outstanding, as of the date of this information statement.

Common Stock

Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders.  Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, as well as any other distributions to the shareholders and, in the event of liquidation, dissolution or winding up of CYBRA, are entitled to share ratably in all assets of CYBRA remaining after satisfaction of all liabilities and payments due with respect to any senior securities. Holders of the Common Stock have no conversion, redemption or preemptive rights or other rights to subscribe for additional shares. The outstanding shares of Common Stock are, and the shares of Common Stock issuable hereunder upon conversion of the Debentures or shares of Series A Preferred Stock and exercise of outstanding warrants will be, validly issued, fully paid and non-assessable.

Preferred Stock

We are currently authorized to issue 1,000 Class A Preferred Shares and 1,000 Class B Preferred Shares, each of which has a par value of $1.00.  No shares of preferred stock are currently outstanding.  In September 2005, we repurchased 857 shares of Class A and Class B preferred from Paxar Americas, Inc. (f/k/a Monarch Marking Systems, Inc.).

The amendment of our Certificate of Incorporation to be approved at the Special Meeting will (i) eliminate our authority to issue Class A Preferred Shares and Class B Preferred Shares, (ii) authorize us to issue up to 10,000,000 shares of preferred stock, $0.001 par value per share, and (iii) authorize our Board of Directors to fix and determine all classes and series of preferred stock, including their designations, preferences, voting rights, dividends, and other terms, and their variations from time to time.

If the amendment of our Certificate of Incorporation is approved, our Board of Directors will have the authority to establish and designate one or more series of Preferred Stock and to fix the variations in the relative rights, preferences and limitations of each series, including without limitation:

●	The number of shares to constitute such series and the distinctive designations thereof;

●	The dividend rate, whether dividends are cumulative, and the dates for accumulation and payment;

●	Whether the shares of such series are redeemable and the terms of redemption;

●
The amount, in addition to accrued dividends, that the holders of shares of such series are entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation;

●	Whether the shares of such series are subject to the operation of a purchase, retirement or sinking fund;

●	Whether the shares of such series have conversion privileges and prices or rates of conversion;

●	The voting powers, if any, of such series; and

●	Any other relative rights, preferences and limitations thereof.

After we amend our Certificate of Incorporation to create the “blank check” preferred stock described above, our Board of Directors intends to subsequently create Series A Preferred Stock, the terms of which are described under “Exchange of Debentures for Preferred Stock” below.

Debentures

On April 10, 2006, we sold $2,500,000 of our 8% Convertible Debentures due April 10, 2009 (the “Debentures”) to twenty-five accredited investors. Each subscriber to the Debentures also received Class A Common Stock purchase warrants (the “Class A Warrants”) and Class B Common Stock purchase warrants (the “Class B Warrants”). The investors received a total of 2,500,000 of Class A Warrants and 5,000,000 of Class B Warrants. Each of the Class A and Class B Warrants was initially exercisable for up to five years from date of issue, and scheduled to expire on April 10, 2011. The terms of certain of the Debentures have been modified, and holders of certain other Debentures have agreed to exchange them for shares of Series A Preferred Stock.  In addition, certain terms of the Class B Warrants have also been modified.  The terms of the Class A and Class B Warrants are described under “Warrants” below.

The Debentures matured on April 10, 2009, and bear interest at the rate of 8 percent per annum, payable semi-annually on June 30th and December 31st. The Debentures are convertible into shares of our Common Stock at a conversion price of $0.50 per share. The conversion price is adjustable in certain circumstances to protect the Debenture holder from dilutive events.  We may not effect any conversion of a Debenture, and the holder shall have no right to effect such a conversion, if, after giving effect to such conversion, the holder (together with the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding after giving effect to such conversion.

We initially had the right to redeem some or all of the Debentures and to compel a conversion of the Debentures under certain circumstances.  The modification of the Debentures has eliminated these rights.

In connection with the issuance of the Debentures, $250,000 principal amount of the Debentures were issued along with 125,000 Class A Warrants and 250,000 Class B Warrants as finders’ fees. The finders will also receive as additional fees an amount equal to 5% of any cash collected on the exercise of any of the Warrants. To date, no Warrants have been exercised.

Pursuant to Debenture Amendment and Exchange Agreements with holders of Debentures with a total principal amount of $640,000 (the “Option A Holders”), their Debentures have been amended to extend the maturity date to April 10, 2011, and to remove the mandatory redemption and conversion provisions.  In addition, in exchange for their outstanding Class B Warrants, the Option A Holders received new Class B Warrants having (A) the right to purchase 120% of the shares of Common Stock that the holder had the right to purchase under the Class B Warrants originally issued with the Debentures, (B) an exercise price equal to $1.15 per share, and (C) an expiration date of April 10, 2013, but otherwise having the same terms as the original Class B Warrants.

Pursuant to other Debenture Amendment and Exchange Agreements, holders of Debentures with a total principal amount of $805,000 (the “Option B Holders”) have also agreed to amend their Debentures to extend the maturity date to April 10, 2011, and to remove the mandatory redemption and conversion provisions.  However, in exchange for their outstanding Class B Warrants, the Option B Holders received new Class B Warrants having (A) the right to purchase 112% of the shares of Common Stock that the holder had the right to purchase under the Class B Warrants originally issued with the Debentures, (B) an exercise price equal to $1.30 per share, and (C) an expiration date of April 10, 2013, but otherwise having the same terms as the original Class B Warrants.

Finally, holders of Debentures with a total principal amount of $1,045,000 have agreed to exchange their Debentures for Series A Preferred Stock, the terms of which are described under “Exchange of Debentures for Preferred Stock” below.

The foregoing description of the terms of the Debentures is only a summary and is qualified in its entirety by reference to the form of 8% Convertible Debenture filed as Exhibit 10.3 to the Company’s registration statement on Form SB-2 filed with the SEC on June 16, 2006, File No. 333-135068 (the “2006 Registration Statement”), and the form of Debenture issued to the Option A Holders and the Option B Holders appended as Exhibit 4.1 to the Current Report on Form 8-K dated June 8, 2010 (the “June 8 Form 8-K”).

Warrants

We have outstanding warrants to purchase a total of 11,024,203 shares of our Common Stock. Each Class A Warrant allows the holder thereof to purchase, for a period of five years from the date of issuance, Common Stock for $0.75 per share. Class A Warrants to purchase 2,500,000 shares of Common Stock were issued in connection with the sale of the Debentures and will expire on April 10, 2011.  Class A Warrants to purchase 1,023,667 shares of Common Stock were issued in connection with private placements of Common Stock and expire at various times between June, 2012 and September, 2013.

Each Class B Warrant originally allowed the holder thereof to purchase, for a period of five years from the date of issuance, Common Stock for $1.75 per share. Class B Warrants to purchase 5,000,000 shares of Common Stock were issued in connection with the sale of the Debentures and originally were to expire on April 10, 2011.  In connection with the Debenture Amendment and Exchange Agreements described above, we issued to the Option A Holders 1,560,000 Class B Warrants with an exercise price of $1.15 per share in exchange for 1,300,000 Class B Warrants originally issued to them in connection with the sale of the Debentures; and we issued to the Option B Holders 1,803,200 Class B Warrants with an exercise price of $1.30 per share in exchange for 1,610,000 Class B Warrants originally issued to them in connection with the sale of the Debentures.  We have also agreed to issue to holders of the Debentures who have agreed to exchange their Debentures for shares of Series A Preferred Stock, as described under “Exchange of Debentures for Preferred Stock,” below, 2,466,200 Class B Warrants with an exercise price of $1.00 per share in exchange for 2,090,000 Class B Warrants originally issued to them in connection with the sale of the Debentures.  The expiration date of all of new Class B Warrants exchanged or to be exchanged for Class B Warrants held by certain Debenture holders has been or will be extended to April 10, 2013.

Class B Warrants to purchase 2,047,336 shares of Common Stock were issued in connection with the private placements of Common Stock and expire at various times between June, 2012 and September, 2013.  The terms of those Class B Warrants remain unchanged.

The holders of the Class A Warrants and the Class B Warrants may not exercise a warrant, if, after giving effect to such issuance after exercise, such holder would beneficially own more than 4.99% of our outstanding Common Stock after giving effect to the exercise. The warrants contain standard anti-dilution provisions in the event of stock dividends, splits or other dilutive transactions.  The Class A Warrants issued in connection with the sale of the Debentures also provide that if we issue shares of Common Stock (including the issuance of rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock) at a price below the then-current exercise price, then the exercise price will be reduced to the issuance price of the Common Stock (or the conversion, exercise or exchange price of other securities convertible into or exercisable or exchangeable for shares of Common Stock).  The Class A Warrants and the Class B Warrants issued in connection with certain private placements of Common Stock between June 2007 and September 2008 contain customary proportional anti-dilution provisions in the event that shares of Common Stock are issued or deemed to be issued at a price below the exercise price thereof.

The foregoing description of the terms of the Class A and Class B Warrants is only a summary and is qualified in its entirety by reference to the form of Class A Warrant and form of Class B Warrant filed as Exhibit 10.2 to the 2006 Registration Statement, as Exhibits 4.5 and 4.6, respectively, to our annual report on Form 10-K filed with the SEC on April 2, 2009, and as Exhibits 4.2, 4.3 and 4.4 to the June 8 Form 8-K.  We also have 5 million shares of Common Stock available for the grant of stock options and other grants of equity-based compensation under our 2006 Incentive Stock Plan.

EXCHANGE OF DEBENTURES FOR PREFERRED STOCK

We have entered into Securities Exchange Agreements with 16 holders of our Debentures having an aggregate principal amount of $1,045,000 to exchange their Debentures for shares of Series A 10% Convertible Preferred Stock (“Series A Preferred Stock”).  Under the terms of the Securities Exchange Agreements, the holders of the Debentures will receive in exchange for their Debentures and existing Class B Warrants the following consideration:

●	Shares of Series A Preferred Stock having a total liquidation preference equal to the principal amount of the Debentures delivered in exchange.

●
A new Class B Warrant having (A) the right to purchase 118% of the shares of Common Stock that the holder had the right to purchase under the Class B Warrants originally issued with the Debentures, (B) an exercise price equal to $1.00 per share, and (C) an expiration date of April 10, 2013, but otherwise generally having the same terms as the original Class B Warrants.

●	Shares of Common Stock equal to the accrued and unpaid interest on the Debentures through April 10, 2009, divided by $0.50.

Completion of the transactions contemplated by the Securities Exchange Agreements is subject to approval of the amendment of our Certificate of Incorporation at the Special Meeting and subsequent authorization of the Series A Preferred Stock by our Board of Directors.

Set forth below is a brief description of the terms of the Series A Preferred Stock. The complete text of the amendment of our Certificate of Incorporation authorizing the Series A Preferred Stock expected to be approved by our Board of Directors is appended to this information statement as Exhibit B.

Ranking

The Series A Preferred Stock will rank, as to the payment of dividends and the distribution of the assets upon liquidation, dissolution or winding up of CYBRA (a) senior to or on a parity with all other classes and series of our preferred stock, and (b) senior to our Common Stock.

Liquidation Preference

The holders of Series A Preferred Stock will be entitled to receive a senior liquidation preference if CYBRA is liquidated or sold.

The voluntary or involuntary liquidation, winding up or dissolution of CYBRA is a “Liquidation Event.” If a Liquidation Event occurs, the holders of Series A Preferred Stock are entitled to receive, before any payment or distribution to the holders of Common Stock or any other capital stock of the Corporation ranking junior to the Series A Preferred Stock, $0.50 per share (the “Original Issue Price”) plus an amount equal to all Preferred Dividends (as defined below).

The sale of CYBRA is also deemed to be a Liquidation Event. The sale could be a merger, consolidation, or sale of all or substantially all of our assets. The transaction is deemed to be a Liquidation Event unless the holders of the Series A Preferred Stock choose to convert their shares in connection with the transaction.

Dividends

The Series A Preferred Stock is entitled to receive preferential cumulative dividends from April 10, 2009 at the annual rate of ten percent (10%) of the Original Issue Price (the “Preferred Dividend”), payable when and if declared by our Board of Directors.

We may not pay any dividends on any class of capital stock junior to or on a parity with the Series A Preferred Stock unless we have also paid all accrued and unpaid dividends on the Series A Preferred Stock. In addition, we may not redeem or repurchase shares of any such class of capital stock unless all accrued and unpaid dividends on the Series A Preferred Stock have been paid.

We will have the option to pay the Preferred Dividend (1) in cash, or (2) in shares of Common Stock, or (3) in a combination of cash and Common Stock. If we elect to pay the Preferred Dividend in shares of Common Stock, then the number of shares issuable is determined by dividing the amount of the Preferred Dividend payable by the Conversion Price in effect on the third business day prior to the date on which the Preferred Dividend was declared.  Approximately 205,000 shares of Common Stock will be issuable through June 30, 2010 if we elect to pay the Preferred Dividends in shares of Common Stock.

Redemption Rights

The Series A Preferred Stock will have no redemption rights.

Conversion

Each share of Series A Preferred Stock will be convertible into a number of shares of Common Stock determined by dividing the Original Issue Price by the applicable Conversion Price.  The initial Conversion Price is the Original Issue Price; however, the Conversion Price is subject to adjustment under certain circumstances as described below. The Series A Preferred Stock will automatically convert upon the closing of an underwritten public offering of our Common Stock of $25 million or more.

Conversion Price Adjustments

The Conversion Price of the Series A Preferred Stock will be adjusted upon certain corporate events that affect the shares of Common Stock outstanding.  If there is a stock split or a stock dividend, the Conversion Price will be reduced and the number of shares of Common Stock issuable on conversion will be proportionately increased.  Conversely, if there is a “reverse stock split” or other combination of shares of Common Stock, the Conversion Price will be increased and the number of shares of Common Stock issuable on conversion will be decreased.

If we pay a dividend other than in cash to holders of Common Stock that is not also paid to holders of the Series A Preferred Stock, the Conversion Price will be adjusted to take into account the payment of such dividend and the holders of the Preferred Stock will be entitled to receive such dividend upon conversion of their Series A Preferred Common Stock.  Similarly, in the event of any reorganization or other change in the shares of Common Stock into which the Series A Preferred Stock may be converted, an appropriate revision to the Conversion Price will be made to take such reorganization or other change into account.

Voting Rights

Holders of Series A Preferred Stock will not be entitled to vote on any matter presented to our shareholders for their action or consideration. However, we cannot amend the terms of our Certificate of Incorporation or the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock without the consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock. In addition, we may not grant liens on our property (other than certain Permitted Liens) without the vote of a majority of the outstanding shares of Series A Preferred Stock.

The foregoing description of the terms of the Series A Preferred Stock is only a summary and is qualified in its entirety by reference to the Certificate of Amendment of the Certificate of Incorporation of CYBRA Corporation appended hereto as Exhibit B.

DELETION OF ARTICLE 5 OF OUR CERTIFICATE OF INCORPORATION

The amendment of our Certificate of Incorporation to be approved at the Special Meeting will also delete, in its entirety, Article 5 of our current Certificate of Incorporation and renumber all subsequent Articles accordingly.  Article 5 currently sets forth (a) the rights of the Class A preferred shareholders and Class B preferred shareholders to elect members of our Board of Directors, (b) the rights of the Class A preferred shareholders upon our failure to redeem Class A preferred shares, (c) the structure of our Board of Directors if no preferred shares are outstanding, and (d) certain corporate actions that require the special approval of Class A preferred shareholders. As the Amendment of our Certificate of Incorporation will eliminate the Class A preferred shares and the Class B preferred shares, Article Five of our Certificate of Incorporation is no longer necessary or applicable.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

As of June 11, 2010, there were 14,745,364 shares of our Common Stock outstanding, which constitutes the sole class of our voting securities. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to shareholders. The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 11, 2010 with respect to:

(i)	each person known to us to be the beneficial owner of more than 5% of our Common Stock;
(ii)	each of our directors; and
(iii)	all executive officers and directors of CYBRA as a group.

 The address of each director and Named Executive Officer listed in the table below is c/o CYBRA Corporation, One Executive Boulevard, Yonkers, New York 10701.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and is not necessarily indicative of beneficial ownership for any other purpose.  Shares of our Common Stock that a person has a right to acquire within 60 days are deemed outstanding for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.  We based our calculations of the percentage owned on 14,745,364 shares outstanding on June 11, 2010.

Except as otherwise indicated, each director and Named Executive Officer (1) has sole investment and voting power with respect to the securities indicated or (2) shares investment and/or voting power with that individual’s spouse.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned(1)

Directors and Officers

Harold Brand	7,438,460		50.4%

Robert Roskow	536,200		3.6%

Sheldon Reich	991,442	(2)	6.5%

Matt Rothman	20,500		*

Jonathan Rubin	20,500		*

All Officers and Directors as a Group (6 persons)	9,007,102	(3)	59.1%

Beneficial Owners of More Than 5%

Sam Rothman 13 Valencia Drive Monsey, NY 10952	1,899,055	(4)	12.5%

Sholom Chaim Babad 1176 Coughlin Street Lakewood, NJ 08701	1,147,282	(5)	7.6%

*	Less than 1%.
(1)
Based upon 14,745,364 shares issued and outstanding as at June 11, 2010, which includes shares of Common Stock issued upon payment of accrued and unpaid interest of the 8% Convertible Debentures due April 10, 2009.

(2)
Includes 48,222 shares owned by Mr. Reich’s wife, 200,000 shares issuable to Mr. Reich’s wife upon conversion of the Amended and Restated 8% Convertible Debentures, 100,000 shares issuable to his wife upon exercise of Class A warrants, and 200,000 shares issuable upon exercise of Class B warrants. Mr. Reich disclaims beneficial ownership of all such shares. Does not include shares of Common Stock that may be issued upon payment of accrued and unpaid interest of the Amended and Restated 8% Convertible Debentures.

(3)
Includes 200,000 shares issuable upon conversion of the Amended and Restated 8% Convertible Debentures, 100,000 shares issuable upon exercise of Class A warrants that are presently exercisable, and 200,000 shares issuable upon exercise of Class B warrants that are presently exercisable. Does not include shares of Common Stock that may be issued upon payment of accrued and unpaid interest of the Amended and Restated 8% Convertible Debentures.

(4)
Mr. Rothman’s beneficial ownership is based upon information contained in our records with respect to his record ownership of shares of our Common Stock together with his right to acquire shares of our Common Stock as set forth in this footnote. Includes 100,000 shares issuable upon conversion of the Amended and Restated 8% Convertible Debentures, 100,000 shares issuable upon conversion of the 8% Convertible Debentures that Mr. Rothman has agreed to exchange for Series A Preferred Stock, 100,000 shares issuable upon exercise of Class A warrants that are presently exercisable, and 200,000 shares issuable upon exercise of Class B warrants that are presently exercisable. Does not include shares of Common Stock that may be issued upon payment of accrued and unpaid interest of the 8% Convertible Debentures in connection with the exchange of such Debentures for the Series A Preferred Stock.

(5)
Mr. Babad’s beneficial ownership is based upon information provided in his Schedule 13G/A filed with the SEC on August 22, 2008, together with information contained in our records with respect to his right to acquire shares of our Common Stock as set forth in this footnote. Includes 100,000 shares issuable upon conversion of the 8% Convertible Debentures that Mr. Babad has agreed to exchange for Series A Preferred Stock, 50,000 shares issuable upon exercise of Class A warrants that are presently exercisable, and 100,000 shares issuable upon exercise of Class B warrants that are presently exercisable. Does not include shares of Common Stock that may be issued upon payment of accrued and unpaid interest in connection with the exchange of such Debentures for the Series A Preferred Stock.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of our officers, directors or any of their respective associates has any interest in the amendment to our Certificate of Incorporation, except that Matt Rothman, a director of CYBRA, is the son of Samuel Rothman, a holder of a Debenture who has agreed to exchange his Debenture for Series A Preferred Stock.

INCORPORATION OF FINANCIAL INFORMATION

We incorporate by reference into this Information Statement (i) the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the SEC on April 15, 2010, and (ii) Item 1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 as filed with the SEC on May 14, 2010.  Copies of our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q are available via our website at www.cybra.com, or via the SEC’s website at www.sec.gov.  Shareholders may also obtain copies of our Form 10-K and Form 10-Q free of charge upon written request to CYBRA Corporation, Attention: Secretary, One Executive Boulevard, Yonkers, New York 10701.  We will furnish any exhibit to the Form 10-K and Form 10-Q if specifically requested.

DELIVERY OF INFORMATION TO A SHARED ADDRESS

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to CYBRA Corporation, Attention: Secretary, One Executive Boulevard, Yonkers, New York 10701, or call us at (914) 963-6600 and we will promptly deliver the Information Statement to you upon your request.  Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

OTHER MATTERS

Under New York law, we are only permitted to transact business related to the approval of the amendment of our Certificate of Incorporation. Accordingly, no matters other than those described in this Information Statement will be addressed at the Special Meeting.

By Order of the Board of Directors

Harold L. Brand
Chairman and Chief Executive Officer

MATERIALS INCORPORATED BY REFERENCE

We incorporate by reference into this Information Statement (i) the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the SEC on April 15, 2010, and (ii) Item 1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 as filed with the SEC on May 14, 2010.

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CYBRA CORPORATION

Under Section 805 of the Business Corporation Law

The undersigned, the President and Chief Executive Officer of CYBRA Corporation, hereby certifies:

FIRST:                The name of the corporation is CYBRA Corporation (hereinafter called the “Corporation”).  The Corporation was formed under the name SYBRA Corporation.

SECOND:           The Corporation’s Certificate of Incorporation was filed by the Department of State of the State of New York on July 27, 1987.

THIRD:               The Certificate of Incorporation of the Corporation is hereby amended:

(1)	To amend Article 4 to:

(a)	To delete all provisions referring to Class A Preferred Shares and Class B Preferred Shares,

(b)	To authorize the issuance of up to 10,000,000 shares of Preferred Stock, par value $.001 per share,

(c)	To authorize the Board of Directors to fix the relative rights, preferences and limitations of each class or series of Preferred Stock, and

(2)
To delete, in its entirety, Article 5 of the Certificate of Incorporation, relating to the manner in which the Board of Directors of the Corporation is to be elected and the authority of the Corporation to take certain actions and to renumber all subsequent Articles accordingly.

FOURTH:           The Certificate of Incorporation now in effect is hereby amended by deleting Article 4 in its entirety, and substituting, in lieu thereof, the following:

Article 4.  The aggregate number of shares that the Corporation is authorized to have issued and outstanding is 100,000,000 Shares of Common Stock, par value $.001 per share, and 10,000,000 Shares of Preferred Stock, par value $.001 per share.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, relative rights, preferences and limitations as are stated and expressed in this Article and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article, to establish and designate one or more series of Preferred Stock and to fix the variations in the relative rights, preferences and limitations of each series, including without limitation:

(1) The number of shares to constitute such series and the distinctive designations thereof;

(2) The dividend rate, if any, to which such shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative, the date or dates from which dividends (if cumulative) shall accumulate and the dates on which dividends (if declared) shall be payable;

(3) Whether or not the shares of such series shall be redeemable and, if so, the terms, limitations and restrictions with respect to such redemption, including without limitation the manner of selecting shares for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed;

(4) The amount, if any, in addition to any accrued dividends thereon that the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary;

(5) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms, limitations and restrictions with respect thereto, including without limitation whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to which and the manner in which such fund shall be applied to the purchase, retirement or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

(6) Whether or not the shares of such series shall have conversion privileges and, if so, prices or rates of conversion and the method, if any, of adjusting the same;

(7) The voting powers, if any, of such series; and

(8) Any other relative rights, preferences and limitations thereof as shall not be inconsistent with this Article.

FIFTH:                      The Certificate of Incorporation now in effect is hereby amended by deleting Article Fifth in its entirety, and renumbering all subsequent Articles accordingly.

SIXTH:                      Said Amendments were authorized by the Board of Directors of the Corporation and by the vote of the holders of a majority of all outstanding shares of capital stock of the Corporation entitled to vote thereon at a meeting of the shareholders of the Corporation.

Harold L. Brand

President and Chief Executive Officer

EXHIBIT B

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CYBRA CORPORATION

Under Section 805 of the Business Corporation Law

The undersigned, the President and Chief Executive Officer of CYBRA Corporation, hereby certifies:

FIRST:                   The name of the corporation is CYBRA Corporation (the “Corporation”).  The Corporation was formed under the name SYBRA Corporation.

SECOND:              The Corporation’s Certificate of Incorporation was filed by the Department of State of the State of New York on July 27, 1987.

THIRD:                  Article 4 of the Certificate of Incorporation is hereby amended by the addition of the following provision fixing the number, designation, relative rights, preferences, and limitations of Series A Preferred Stock as fixed by the Board of Directors of the Corporation, to wit:

A.           Series A Preferred Stock

Section 1. Designation and Amount

.  The shares of this series of preferred stock shall be designated as “Series A 10% Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 2,090,000.  Such number of shares may be decreased at any time by resolution of the Board of Directors if any shares are not issued or repurchased; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding.

Section 2. Ranking

.  The Series A Preferred Stock shall rank, as to the payment of dividends and the distribution of the assets upon liquidation, dissolution or winding up of the Corporation: (a) senior to or on a parity with all other classes and series of the Corporation’s preferred stock, and (b) senior to the Corporation’s common stock, par value $0.001 per share (the “Common Stock”).

Section 3. Liquidation

.  Upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise) (a “Liquidation Event”), out of the assets available for distribution to shareholders, the holders of Series A Preferred Stock shall be entitled to receive, in preference to any payment or distribution to the holders of Common Stock or any other capital stock of the Corporation ranking junior to the Series A Preferred Stock, as to dividends, liquidation, dissolution or winding up, $0.50 per share (the “Original Issue Price”) plus an amount equal to all Preferred Dividends (as defined in Section 4 below) (whether or not earned or declared) accrued and unpaid on each such share up to and including the date of final distribution to such holders unless the Corporation elects to pay the Preferred Dividend in shares of Common Stock (such aggregate amount, the “Preferred Liquidation Value”). After the Preferred Liquidation Value has been paid on the Series A Preferred Stock, the remaining assets shall be paid to the holders of the Common Stock and other junior classes of stock in accordance with their respective priority, if any.  In the event that the net assets of the Corporation are insufficient to pay the holders of the Series A Preferred Stock the full amount of their preference set forth above and the holders of any other series of capital stock of the Corporation ranking on a parity with the Series A Preferred Stock the liquidating payments to which they are entitled, then the remaining net assets of the Corporation shall be divided among and paid to the holders of the shares of Series A Preferred Stock and any such other capital stock of the Corporation ranking on a parity with the Series A Preferred Stock ratably per share in proportion to the full per share amounts to which they would be entitled if all amounts payable thereon were paid in full, and the holders of Common Stock and other junior classes of capital stock will receive nothing. A merger or consolidation of the Corporation with or into, any other transaction or series of transactions involving the Corporation and, or the sale of all or substantially all of the assets of the Corporation to, any other corporation or entity in which the shareholders of the Corporation do not own a majority of the outstanding shares of capital stock following such transaction or series of transactions shall be deemed to be a Liquidation Event unless the holders of the Series A Preferred Stock have elected to convert their shares in connection with any such transaction.

Section 4. Dividends

(a) The Series A Preferred Stock is entitled to receive, out of legally available funds, preferential cumulative dividends as calculated from April 10, 2009, at the annual rate of ten percent (10%) of the Original Issue Price (the “Preferred Dividends”), payable when and if declared by the Board of Directors of the Corporation. Preferred Dividends shall cease to accrue on shares of Series A Preferred Stock on the date of their conversion.

(b) Preferred Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock and to accumulate from the issuance date of such shares until paid whether or not earned or declared. Preferred Dividends shall accrue whether or not there shall be (at the time any such dividend becomes payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends.

(c) No dividend shall be declared on any other series or class or classes of stock as to which the Series A Preferred Stock ranks on a parity or prior as to dividends or liquidation, including without limitation shares of Common Stock, in respect of any period, nor shall any shares of any such series or class be redeemed, purchased or otherwise acquired for any consideration (or any money be paid into any sinking fund or otherwise set apart for the purchase of any such shares), unless there shall have been or contemporaneously are declared and paid on all shares of the Series A Preferred Stock at the time outstanding all (whether or not earned or declared) accrued and unpaid dividends for all periods coinciding with or ending before such dividend, redemption, purchase, acquisition or payment.  Preferred Dividends shall also be payable upon the final distribution date relating to the dissolution, liquidation or winding up of the Corporation and the initial public offering of the Common Stock as provided in Section 5(b).

(d) The Corporation shall have the option to pay the Preferred Dividend in cash or in shares of Common Stock or in a combination of cash and Common Stock. If the Corporation elects to pay the Preferred Dividend in shares of Common Stock, then the number of shares issuable shall be determined by dividing the amount of the Preferred Dividend payable by the Conversion Price in effect on the third Business Day prior to the date on which such Preferred Dividend shall have been declared.  The Corporation may elect to pay such Preferred Dividend in shares of Common Stock only if it makes such payment ratably to all holders of Series A Preferred Stock. “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

Section 5. Conversion

(a) Optional Conversion.  Each share of Series A Preferred Stock is convertible, in whole or in part, at the option of the holder thereof (“Optional Conversion”), at any time, into a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion.  The initial Conversion Price per share of Series A Preferred Stock shall be the Original Issue Price; provided, however, that the Conversion Price shall be subject to adjustment as set forth in Subsection 5(d).

(b) Automatic Conversion.  Each share of Series A Preferred Stock then outstanding shall automatically be converted into shares of Common Stock, at the then effective Conversion Price at any time on or after the closing of the sale of shares of Common Stock in a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than a registration relating solely to a transaction under Rule 145 under such act (or any successor thereto) or to an employee benefit plan of the Corporation, underwritten by a lead manager of national standing, at an effective public offering price resulting in at least $25,000,000 of gross proceeds to the Corporation.

(c) Mechanics of Conversion.  Conversion of shares of Series A Preferred Stock may be effected by delivering certificates evidencing such shares, together with written notice of conversion and proper assignment of such certificates to the Corporation or in blank to the office of any transfer agent for the shares of Series A Preferred Stock or to any other office or agency maintained by the Corporation for that purpose (the “Transfer Agent”) and otherwise in accordance with reasonable conversion procedures established by the Corporation.  Holders of shares of Series A Preferred Stock at the close of business on a record date for any payment of declared Preferred Dividends shall be entitled to receive the Preferred Dividends so declared on such shares of Series A Preferred Stock on the corresponding dividend payment date notwithstanding the conversion of such shares of Series A Preferred Stock following such record date and prior to such dividend payment date.  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date of such surrender of the shares to be converted (except that if such conversion is in connection with an underwritten public offering of Common Stock, then such conversion shall be deemed to have been effected upon such surrender) so that the rights of the holder thereof as to the shares being converted shall cease at such time except for the right to receive shares of Common Stock and all accrued and unpaid dividends in accordance herewith, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time.  As promptly as practicable after the surrender of the Series A Preferred Stock, the Corporation shall issue and deliver to such holder certificates for the number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions hereof.

(d) Conversion Price Adjustments.  The Conversion Price in effect from time to time for the Series A Preferred Stock shall be subject to adjustment in certain cases as follows:

(i) If the Corporation shall at any time or from time to time after the issuance date of the Series A Preferred Stock (the “Issuance Date”), effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 5(d)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) If the Corporation shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, unless the holders of the Series A Preferred Stock shall receive such dividend or other distribution as a result of their holdings of Series A Preferred Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(iii) If the Corporation shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, unless the holders of the Series A Preferred Stock shall receive such dividend or other distribution as a result of their holdings of Series A Preferred Stock, then, and in each event, an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Corporation or other assets that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or assets (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(d)(iii) with respect to the rights of the holders of the Series A Preferred Stock.

(iv) If the Common Stock issuable upon conversion of the Series A Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(d)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(d)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series A Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Corporation (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(d)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(d)(iv)), or a merger or consolidation of the Corporation with or into another corporation or other business entity, or the sale of all or substantially all of the Corporation’s properties or assets to any other business entity, then as a part of any such transaction an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock and other securities or property of the Corporation or any successor corporation or other business entity resulting from any such transaction.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(d)(v) with respect to the rights of the holders of the Series A Preferred Stock after any such transaction to the end that the provisions of this Section 5(d)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series A Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(e) No Impairment.  The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

(f) Certificate as to Adjustments.  Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series A Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request of the holder of such affected Series A Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series A Preferred Stock. Notwithstanding the foregoing, the Corporation shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(g) Taxes.  The Corporation shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant thereto.

(h) Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three Business Days following being mailed by certified or registered mail, postage prepaid, return receipt requested, addressed to the holder of record at its address appearing on the books of the Corporation. The Corporation will give written notice (along with full particulars) to each holder of Series A Preferred Stock at least 20 days prior to the date (x) on which the Corporation closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any transaction referred to in Section 5(d)(v), or any Liquidation Event and (y) the Corporation is to consummate any Liquidation Event or transaction referred to in Section 5(d)(v) wherein no shareholder vote is necessary and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Corporation will also give written notice to each holder of Series A Preferred Stock at least 20 days prior to the date on which any such transaction, dissolution, liquidation or winding up will take place.

(i) No Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round the number of shares of Common Stock up to the nearest whole number of shares of Common Stock.

(j) Reservation of Stock Issuable Upon Conversion.  The Corporation shall, so long as any shares of Series A Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Stock then outstanding.

(k) New Certificates.  Upon conversion of only a portion of the number of shares of Series A Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to such holder at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(c).

Section 6. Voting Rights

(a) Except as otherwise provided by New York law and as provided in this Section, holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter presented to the shareholders of the Corporation for their action or consideration.

(b) The Corporation shall not amend, alter or repeal preferences, rights, powers or other terms of Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.  For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of preferred stock which is on a parity with or has preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock.

(c) Without the affirmative vote of the holders of not less than a majority of the shares of Series A Preferred Stock outstanding, voting together as a single class, the Corporation shall not amend or waive any of the provisions of the Certificate of Incorporation that would materially and adversely affect any right, preference or privilege of the Series A Preferred Stock or of the holders thereof.

(d) Without the affirmative vote of the holders of not less than a majority of the shares of Series A Preferred Stock outstanding, voting together as a single class, the Corporation shall not enter into, create, incur, assume, guarantee or suffer to exist liens of any kind on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, other than Permitted Liens.  For purposes of this Section, “Permitted Debt” and “Permitted Lien” shall have the following definitions:

(i) “Permitted Debt” means trade payables and indebtedness consisting of capitalized lease obligations and purchase money indebtedness incurred in connection with acquisition of capital assets and obligations under sale-leaseback arrangements with respect to newly acquired or leased assets.

(ii) “Permitted Lien” means (a) liens with respect to the payment of taxes or governmental charges in all cases which are not yet due or which are subject to a good faith contest; (b) any liens incurred in connection with Permitted Debt provided that such liens are not secured by assets of the Corporation other than the assets so acquired or leased; and (c) statutory liens of landlords or equipment lessors against any property of the Corporation in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen.

Section 7. Reacquired Shares

.  Any shares of Series A Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Certificate of Incorporation or as otherwise permitted under New York law.

Section 8. Severability of Provisions

.  Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof.  If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

Section 9. Replacement

.  Upon receipt of evidence satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, the Corporation shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of the lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on the Series A Preferred Stock represented by the lost, stolen, destroyed or mutilated certificate.

Section 10. Successors and Transferees

.  The provisions applicable to shares of Series A Preferred Stock shall bind and inure to the benefit of and be enforceable by the Corporation, the respective successors to the Corporation, and by any record holder of shares of Series A Preferred Stock.

FOURTH:                      The foregoing Amendment was authorized by the Board of Directors of the Corporation by unanimous written consent.

Harold L. Brand

President and Chief Executive Officer

B-7